EXHIBIT 21

ACE HARDWARE CORPORATION

LIST OF SUBSIDIARIES

                                                                   STATE/COUNTRY                      NAME UNDER WHICH
            SUBSIDIARY                          OF INCORPORATION            SUBSIDIARY DOES BUSINESS
Ace Insurance Agency, Inc.                                  Illinois                              Ace Insurance Agency, Inc.

Loss Prevention Services, Inc.                              Illinois                              Loss Prevention Services, Inc.

National Hardlines Supply, Inc.                             Illinois                              National Hardlines Supply, Inc.

Ace Hardware de Mexico, S.A. de C.V.              Mexico                            Ace Hardware de Mexico, S.A. de C.V.

Ace Hardware Foundation                                    Illinois                             Ace Hardware Foundation

New Age Insurance Ltd.                                       Bermuda                         New Age Insurance Ltd.

Ace Hardware International, Inc.                           Barbados                        Ace Hardware International, Inc.

Ace Corporate Stores, Inc.                                   Illinois                              Ace Corporate Stores, Inc.

3070070 Nova Scotia Company (1)                     Nova Scotia                    3070070 Nova Scotia Company

(1)  All outstanding shares of this subsidiary were sold on February 13, 2003.